UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Kewaunee Scientific Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KEWAUNEE SCIENTIFIC CORPORATION

2700 West Front Street

Statesville, North Carolina 28677-2927

William A. Shumaker

President and

Chief Executive Officer

July 23, 2010

TO OUR STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders of Kewaunee Scientific Corporation (the “Company”), which will be held at The Conference Center at UBS Tower, One North Wacker Drive, 2nd Floor, Chicago, Illinois, on August 25, 2010, at 10:00 A.M. Central Daylight Time.

At the meeting, management will review with you the Company’s past year’s performance and the major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations. We hope you will be able to join us.

To assure that your shares are represented at the meeting, please vote, sign and return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting.

The Company’s 2010 Annual Report to Stockholders is enclosed.

Sincerely yours,

KEWAUNEE SCIENTIFIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

August 25, 2010

The Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held at The Conference Center at UBS Tower, One North Wacker Drive, 2nd Floor, Chicago, Illinois, on August 25, 2010, at 10:00 A.M. Central Daylight Time, for the purpose of considering and acting upon the following:

(1)	To elect three Class III directors;

(2)	To consider and vote on a proposal to approve the 2010 Stock Option Plan for Directors set forth in Appendix A to the accompanying Proxy Statement; and

(3)	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on July 6, 2010 will be entitled to vote at the meeting. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the offices of K&L/Gates LLP, 70 West Madison Street, Chicago, Illinois, for a period of 10 days prior to the meeting.

It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to vote, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

D. MICHAEL PARKER

Secretary

July 23, 2010

YOUR VOTE IS IMPORTANT

Please vote, date and sign the enclosed proxy and return it

promptly in the enclosed envelope.

KEWAUNEE SCIENTIFIC CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Kewaunee Scientific Corporation (the “Company”) for use at the annual meeting of stockholders of the Company to be held at The Conference Center at UBS Tower, One North Wacker Drive, 2nd Floor, Chicago, Illinois, on August 25, 2010, at 10:00 A.M. Central Daylight Time, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.

The Company’s principal executive offices are located at 2700 West Front Street, Statesville, North Carolina 28677-2927 (telephone 704/873-7202).

The proxy, together with this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, is being mailed to stockholders on, or about, July 23, 2010.

ELECTION OF DIRECTORS

Three Class III directors are to be elected at the meeting. The Board of Directors, at its meeting on June 23, 2010, upon the recommendation of the Nominating Committee, selected Ross W. McCanless, Patrick L. McCrory and Margaret B. Pyle as nominees for re-election as directors at the annual meeting, to serve for three-year terms. All nominees are serving as directors as of the date of this Proxy Statement. The three nominees receiving the greatest number of votes at the annual meeting will be elected directors. Unless a stockholder indicates otherwise on the proxy, proxies will be voted for the election of the three nominees named below. If due to circumstances not now foreseen, any of the nominees becomes unavailable for election, the proxies will be voted for such other person or persons as the Board of Directors may select, or the Board will make an appropriate reduction in the number of directors to be elected.

Information on the current nominees for Class III directors and the current Class I and II directors is shown below.

Class III directors nominated for re-election to serve until the annual meeting of stockholders in 2013:

ROSS W. McCANLESS, 52, was elected a director of the Company on May 1, 2010. Since 2006, Mr. McCanless has been a private investor. From 2003 to 2006, Mr. McCanless was Senior Vice President, General Counsel and Secretary of Lowe’s Companies, Inc., a FORTUNE 50 company that operates over 1,700 home improvement stores in the United States, Canada and Mexico. From 1999 to 2002, Mr. McCanless served as President and Chief Executive Officer of Food Lion LLC, a large supermarket company. We believe that Mr. McCanless is well suited to serve on our Board due to his experience as Chief Executive Officer of a public company, General Counsel and Secretary of another public company, and his background and experience in finance and accounting.

PATRICK L. McCRORY, 53, was elected a director of the Company on May 27, 2009. Since January 2010, he has been Senior Director of Strategic Initiatives for the law firm of

Moore & Van Allen, Charlotte, North Carolina, and since January 2009, he has been a partner of McCrory & Company, a sales consulting company. He served as Mayor of Charlotte, North Carolina, from 1995 to 2009. From 1978 until 2008, he was employed by Duke Energy Corporation of Charlotte, North Carolina, where he held various management positions. He is also a member of the Board of Directors of Tree.com, the parent of several brands and on-line businesses in the financial services and real estate industries. We believe that Mr. McCrory is well suited to serve on our Board due to his 14 years experience as a mayor of a major U.S city and his many years of management experience in the private sector.

MARGARET B. PYLE, 58, was elected a director of the Company in February 1995. Ms. Pyle has been engaged in the practice of law in Milwaukee and Madison, Wisconsin as a sole practitioner for more than five years and has been Trustee of the Allis-Chalmers Corporation Product Liability Trust since June 1996. We believe Mrs. Pyle is well suited to serve on our Board due to her many years of experience in legal matters, her 15 years experience as a director of our company, and her understanding of the long-term interests of our company and stockholders.

Class I directors continuing in office until the annual meeting of stockholders in 2011:

WILEY N. CALDWELL, 83, was elected a director of the Company in 1988. From 1984 to 1992, when he retired, he was President of W.W. Grainger, Inc., a distributor of electrical and mechanical equipment. We believe Mr. Caldwell is well suited to serve on our Board due to his experience as President of a public company, his 22 years experience as a director of our company, and his understanding of the long-term interests of our company and stockholders.

SILAS KEEHN, 80, was elected a director of the Company in May 2001. From 1981 to 1994, when he retired, he was President of the Federal Reserve Bank of Chicago. He is also a director of the National Futures Association. We believe Mr. Keehn is well suited to serve on our Board due to his experience as President of the Federal Reserve Bank of Chicago, his executive management experience with a public company, and his many years of experience in finance and accounting.

DAVID S. RHIND, 47, was elected a director of the Company on April 17, 2008. Since July 2003, Mr. Rhind has served as General Counsel, North America, for Hudson Highland Group, Inc. of Chicago, Illinois, a leading provider of permanent recruitment, contract professionals, and talent management worldwide. From October 1995 to June 2003, he was Associate General Counsel at Technology Solutions Company of Chicago, a technology consulting and systems integration company. We believe Mr. Rhind is well suited to serve on our Board due to his many years of experience in legal matters, his overall business acumen, and his understanding of the long-term interests of our company and stockholders.

Class II directors continuing in office until the annual meeting of stockholders in 2012:

JOHN C. CAMPBELL, JR., 67, was elected a director of the Company in 1973. Since May 1995, Mr. Campbell has been engaged in private consulting. From May 1992 to May 1995, he was Chief Operating Officer, Executive Vice President and a director of Grounds For Play, Inc. of Arlington, Texas, a manufacturer of specialty equipment for children’s playgrounds. We believe Mr. Campbell is well suited to serve on our Board due to his 37 years experience as a director of our company, his executive management experience, and his understanding of the long-term interests of our company and stockholders.

JAMES T. RHIND, 88, was elected a director of the Company in 1966. He is a retired lawyer. Until March 2010, he was a partner or counsel with the law firm of Bell, Boyd & Lloyd LLP, Chicago, Illinois, for over fifty years, serving as chairman for many years. We believe Mr. Rhind is well suited to serve on our Board due to his 44 years as a director of our company, his many years of experience in legal matters, and his understanding of the long-term interests of our company and stockholders.

WILLIAM A. SHUMAKER, 62, has served as President of the Company since August 1999 and Chief Executive Officer since September 2000. He was elected a director of the Company in February 2000 and Chairman of the Board in February 2010. He served as the Company’s Chief Operating Officer from August 1998, when he was also elected Executive Vice President, until September 2000. He served as General Manager of the Company’s Laboratory Products Group from February 1998 until August 1998. He joined the Company in December 1993 as Vice President of Sales and Marketing. We believe Mr. Shumaker is well suited to serve on our Board due to his role as our Chief Executive Officer and his 17 years experience in various leadership roles for our company.

Class III director retiring at the annual meeting of stockholders in 2010:

ELI MANCHESTER, JR., 79, was elected a director of the Company in November 1990. He was elected President and Chief Executive Officer of the Company in July 1990. In August 1999 he was elected Chairman of the Board, retaining the position of Chief Executive Officer. In September 2000, he relinquished the position of Chief Executive Officer, retaining the position of Chairman. In February 2010 he relinquished the position of Chairman.

Except as otherwise indicated, each director and nominee has had the principal occupation mentioned above for more than five years. Mr. Campbell is the first cousin of Laura Campbell Rhind, wife of Mr. James T. Rhind. Mr. David S. Rhind is the son of Mr. James T. Rhind.

The Board of Directors, under the Company’s bylaws, has set the size of the Board of Directors at ten members, divided into three classes. At its next meeting, the Board intends, upon the retirement of Mr. Manchester, to reduce this number to nine. The Company’s certificate of incorporation provides that the three classes shall be as nearly equal in number as possible.

The Board of Directors recommends a vote FOR the election of the three foregoing nominees for director.

Meetings and Committees of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board keep informed of the Company’s business and activities by reports and proposals sent to them periodically and in advance of each Board meeting and reports made to them during these meetings by the President and other Company officers. The Board is regularly advised of actions taken by the Executive Committee and other committees of the Board, as well as significant actions taken by management. Members of management are available at Board meetings and other times to answer questions and discuss issues. During the Company’s fiscal year ended April 30, 2010, the Board of Directors held nine meetings.

Currently, the standing committees of the Board of Directors of the Company are the Executive Committee, Audit Committee, Compensation Committee, Financial/Planning Committee, and Nominating Committee. The functions and membership of the committees are described below.

The Executive Committee, consisting of Messrs. James Rhind (Chairman), Campbell, Manchester and Shumaker and Ms. Pyle in fiscal year 2010, exercises the authority of the Board between meetings of the full Board, subject to the limitations of the Delaware General Corporation Law. The committee met one time during the Company’s last fiscal year.

The Audit Committee consisted during fiscal year 2010 of Messrs. Keehn (Chairman), Campbell, McCrory, and David Rhind. Mr. McCanless was elected to the Audit Committee effective June 23, 2010. The committee performs the responsibilities and duties described in the Company’s Audit Committee Charter, and is responsible for annually appointing the independent auditor for the Company, approving services to be performed by the independent auditor, reviewing the independent auditor’s reports, and reviewing the Company’s quarterly and annual financial statements before release to the public. In accordance with Audit Committee Charter guidelines, the committee is responsible for reviewing and approving all related party transactions. The Board of Directors has determined that Mr. Keehn, the Chairman of the Committee, is a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission. A copy of the Company’s Audit Committee Charter is included as Appendix B to this Proxy Statement. The committee met four times during the Company’s last fiscal year.

The Compensation Committee consisted during fiscal year 2010 of Messrs. Caldwell (Chairman), Keehn and James Rhind. Mr. McCanless was elected to the Compensation Committee effective June 23, 2010. Messrs. McCrory and David Rhind were elected to the committee, effective June 25, 2010, replacing Messrs. Keehn and James T. Rhind. All members of the committee are independent directors. The committee considers and provides recommendations to the Board of Directors with respect to the compensation (salaries and bonuses) of executive officers of the Company; short- and long-range compensation programs for officers and other key employees of the Company; benefit programs for all employees of the Company; and stock option grants to key employees. The committee also acts as the Stock Option Committee, administering and interpreting the stock option plans for officers and other key employees. The Committee does not have a written charter. The committee met two times during the Company’s last fiscal year.

The Financial/Planning Committee consisted during fiscal year 2010 of Messrs. Shumaker (Chairman), Caldwell, Keehn, McCrory, Manchester, David Rhind, and Ms. Pyle. Mr. McCanless was elected to the committee effective June 23, 2010. The committee reviews and provides recommendations to the Board of Directors with respect to the annual budget for the Company, the Company’s strategic plan and the annual budget for capital expenditures. The committee also reviews the investment results of the assets of the Company’s retirement plans. The committee met three times during the Company’s last fiscal year.

The Nominating Committee, consisting during fiscal year 2010 of Messrs. James Rhind (Chairman), Campbell, Keehn, and Ms. Pyle, each an independent director, makes recommendations to the full Board with respect to candidates for Board membership, officers of the Company, and Board committee membership. The committee will consider as prospective Board nominees persons brought to its attention by officers, directors and stockholders. Proposals may be addressed to the committee at the address shown on the cover of this Proxy Statement, attention of the Corporate Secretary. The committee does not have a written charter. At a minimum, a candidate for the Board must have demonstrated significant accomplishment in his or her field, the capacity and experience to understand the broad business operations of the Company, and the vision to assist the Company in its development and expansion. In identifying nominees for director, the Nominating Committee seeks persons with diverse and complementary (as opposed to overlapping) competencies and attributes. The Nominating Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age or national origin. The committee is responsible for assessing the appropriate balance of criteria required of Board members. The committee met two times during the Company’s last fiscal year.

Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors and Audit Committee meeting and at other times as necessary. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the chief executive officer and other non-independent directors. The Board of Directors has determined that each of Messrs. Caldwell, Campbell, Keehn, McCanless, McCrory, David Rhind, and James Rhind and Ms. Pyle are independent within the meaning of the rules of the Nasdaq Global Market.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting of Stockholders, although all directors are expected to attend. All members of the Board of Directors attended the Company’s 2009 Annual Meeting of Stockholders. In the Company’s last fiscal year, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

Board Leadership Structure

The Board determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interest of the Company. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served and is serving the Company well by providing unified leadership and direction.

When the Chairman and Chief Executive Officer roles are combined, the chair for the Executive Committee (i) acts as the lead director and would preside at any board meetings at which the Chairman is not present, including executive sessions of the non-employee directors, (ii) serves as liaison when appropriate between the Chairman and the non-employee directors, and (iii) calls meetings and sets agendas for executive sessions.

Board’s Role in Risk Oversight

The Board oversees risk management processes directly and through its committees. Management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk arising from our compensation policies and programs. The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our directors.

Stockholder Communications with the Board of Directors

The Board of Directors recommends that any communications from stockholders be in writing and addressed to the Board in care of the Corporate Secretary, 2700 West Front Street, Statesville, North Carolina 28677-2927. The name of any specific Board member to whom a communication is intended to be addressed should be noted in the communication. The Corporate Secretary will forward such correspondence only to the intended recipient if one is noted; however, the Corporate Secretary, prior to forwarding any correspondence, will review the correspondence, and in his discretion, will not forward certain items if they are deemed frivolous, of inconsequential commercial value or otherwise inappropriate for Board consideration.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of Messrs. Caldwell, Keehn and James Rhind and Ms. Pyle. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

Director Compensation

In fiscal year 2010, each director who was not an employee of the Company received for his services as such a quarterly retainer of $5,000 plus a fee of $1,500 for each day of Board and/or committee meetings attended, a daily multiple-meeting fee of $2,000 and a $750 fee for telephone meetings. In addition, the Chairmen of the Executive and Compensation Committees received an annual fee of $2,000 and the Chairman of the Audit Committee received an annual fee of $5,000. In fiscal year 2010, Mr. Manchester received a fee of $7,500 for his service as Chairman of the Board and a fee of $1,500 for his service as Chairman of the Financial/Planning Committee through February 2010 when these chairmanships were assumed by Mr. Shumaker. Since Mr. Shumaker is an employee of the Company, he received no fees for these chairmanships. All directors are reimbursed for their expenses for each Board and committee meeting.

Non-employee directors may elect to participate in the Company’s health insurance program at no cost to them. During the last fiscal year, Ms. Pyle and Mr. McCrory participated in this program.

The Board of Directors has adopted, subject to approval by stockholders, a 2010 Stock Option Plan for Directors, which is described under “Proposal to Approve the 2010 Stock Option Plan for Directors.”

Director Compensation Table

The following table provides compensation information for the one year period ended April 30, 2010 for each member of the Board of Directors who served as a director in the last fiscal year.

Name	Fees Earned or Paid in Cash	Non-Equity Stock Awards	Option Awards	Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Wiley N. Caldwell	$37,750	—	—	—	—	—	$37,750
John C. Campbell, Jr.	38,500	—	—	—	—	—	38,500
Silas Keehn	42,500	—	—	—	—	—	42,500
Eli Manchester, Jr.	38,085	—	—	—	—	—	38,085
Patrick L. McCrory.	33,587	—	—	—	—	—	33,587
Margaret B. Pyle	36,250	—	—	—	—	—	36,250
David S. Rhind	35,750	—	—	—	—	—	35,750
James T. Rhind	39,500	—	—	—	—	—	39,500
William A. Shumaker	—	—	—	—	—	—	—

Mr. Shumaker was an employee of the Company and during the last fiscal year received no compensation for service as a director. See the Summary Compensation Table for disclosure related to the compensation received by Mr. Shumaker, who also is the Chief Executive Officer of the Company. Effective June 1, 2009, Mr. Manchester was no longer an employee of the Company, and he began receiving directors’ and chairmanships’ fees in accordance with the Company’s directors’ compensation policy.

Audit Committee Report

The Audit Committee is composed solely of independent directors and is responsible for overseeing the Company’s financial reporting process and other duties as described in the Audit Committee Charter. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended April 30, 2010 with management and the Company’s registered independent public accounting firm. Management of the Company is responsible for these financial statements and the Company’s financial reporting process, including the Company’s system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of these financial statements with accounting principles generally accepted in the United States. The Committee has discussed with the independent auditors the matters required to be discussed by

Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Committee has received the written disclosures and the letter from Cherry, Bekaert & Holland, L.L.P. required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Cherry, Bekaert & Holland, L.L.P. their independence.

The Audit Committee also considered whether the provision of non-audit services by Cherry, Bekaert & Holland, L.L.P., if any, was compatible with maintaining its independence. Based on the Committee’s review of the audited financial statements and the review and discussions described in the preceding paragraph, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended April 30, 2010 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2010 for filing with the Securities and Exchange Commission. All members of the committee meet the independence standards established by the Nasdaq Global Market.

Audit Committee Members

Silas Keehn, Chairman

John C. Campbell, Jr.

Ross W. McCanless (member beginning June 23, 2010)

Patrick L. McCrory

David S. Rhind

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cherry, Bekaert & Holland, L.L.P. has served as the Company’s independent registered public accounting firm to audit the Company’s annual financial statements and to review the financial statements to be included in the Company’s quarterly reports on Form 10-Q. The decision to engage Cherry, Bekaert & Holland, L.L.P. is approved annually by the Company’s Audit Committee.

It is expected that a representative of Cherry, Bekaert & Holland, L.L.P. will be present at the Annual Meeting of Stockholders to be held on August 25, 2010 to answer any appropriate questions and such representative will have an opportunity to make a statement if he or she desires.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services to be provided by the Company’s independent auditors on a case-by-case basis. In making such determination, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence. All of the audit and non-audit services provided by the Company’s independent auditors on behalf of the Company in 2010 and 2009 were pre-approved in accordance with this policy.

Audit Fees and Non-Audit Fees

The following fees were paid or will be paid to the Company’s independent registered public accounting firm for professional services rendered on behalf of the Company related to the past two fiscal years:

	2010	2009
Audit of Financial Statements	$103,000	$99,500
Audit-Related Services	24,000	22,500
All Other Fees	—	—

Total	$127,000	$122,000

Audit services consisted of the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly financial statements. Audit-related services consisted of fees for audits of financial statements of employee benefit plans.

COMPENSATION DISCUSSION AND ANALYSIS

Executive compensation is administered by the Compensation Committee of the Board, which is composed solely of independent directors.

The objective of the Company’s executive compensation program is to attract, motivate, reward and retain management talent critical to the Company’s achievement of its objectives. Salaries and other compensation for the Company’s executive officers are based on each executive officer’s responsibilities, level of experience, and performance over time, as well as on the recommendation of the Chief Executive Officer. In order to assure that salaries and compensation remain competitive, the Company subscribes to and consults various published surveys on executive compensation.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction for federal income tax purposes of certain compensation paid by any publicly-held corporation to its chief executive officer and its four other most highly compensated executive officers to $1 million per year for each such executive. Because the levels of compensation of executive officers traditionally have been well below the deduction limit, the Company has not adopted a formal policy with respect to Section 162(m).

Executive Officer Compensation

The four principal components of the Company’s compensation program for executive officers are discussed below.

Base Salary

The Compensation Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is provided (i) information furnished by the Company’s human resources department on historical data about the base and total compensation for each executive, and marketplace compensation data, including both base and incentive compensation data, for comparable positions at other manufacturing and service companies with generally similar annual sales volume, and (ii) individual performance appraisals and recommended base salary adjustments from the Chief Executive Officer for each executive officer, except himself. The human resources department also provides a base salary range based on class for each executive officer, which shows a minimum, mid-point, and maximum salary, and the position of the executive officer’s base salary in this range. The base salary range is established using marketplace comparison data and the individual responsibilities of the executive officer’s position, and is updated each year for inflation. The Company typically targets base salaries at the mid-point of the Company’s established range for a position. The Committee further considers, on a subjective basis, the executive officer’s particular qualifications, level of experience, and sustained performance over time. These same factors are also considered in determining an adjustment to the salary of the Chief Executive Officer. Base salaries are traditionally adjusted as of July 1 of each year.

Annual Incentive Compensation

All of the Company’s executive officers are eligible to participate in an annual incentive bonus plan, pursuant to which each executive officer is eligible to earn a cash bonus for each fiscal year of the Company, based primarily on the attainment of earnings goals established in the incentive bonus plan and, to a lesser extent, on the executive officer’s achievement of established personal objectives to the degree determined by the Board of Directors upon the recommendation of the Chief Executive Officer and the Compensation Committee.

At the beginning of each fiscal year, the Board of Directors approves earnings goals for the Company for such year and, upon recommendation of the Compensation Committee, establishes specified percentages of each executive officer’s base salary that will be available for bonuses if the Company and/or its operating businesses achieve specified earnings goals and the executive officer achieves his or her personal goals. The Board of Directors generally attempts to establish annual earnings goals at target levels it believes are challenging, but achievable, with earnings above target levels considered to be relatively difficult to achieve. In determining the level of available bonuses for each executive officer, many of the same factors considered in determining an executive officer’s base salary are also considered by the Committee and the Board of Directors.

For fiscal year 2010, the specified bonus percentages for executive officers other than the Chief Executive Officer ranged from 1.0% of an executive officer’s base salary, if the Company achieved 75% of targeted earnings for the year, increasing to a maximum of 44% of an executive’s base salary, as earnings reached 120% of targeted earnings. The corresponding specified percentages for the Chief Executive Officer were from 1.5% to a maximum of 54%.

Long-Term Incentive Plans

The Company uses stock options as its long-term incentive plan for executive officers. Stock option awards are normally made annually in August by the Board of Directors, based on the recommendations of the Chief Executive Officer, with respect to all stock options other than his own, and the Compensation Committee. The exercise price of the granted stock options is the fair market value of the Company’s common stock on the date of the grant. Individual awards are based on an individual’s performance, his or her comparative base salary level and the number of stock option grants previously made to him or her. In August 2009 and 2008, the Company granted stock options on a total of 16,000 and 11,500 shares, respectively, of the Company’s common stock to the Chief Executive Officer and named executive officers under the Company’s stock option plans.

Other Compensation Plans

Executive officers of the Company who met eligibility requirements as of April 30, 2005, participate in the Company’s Pension Plan. The Plan provides retirement benefits for participating employees. The annual benefit amount is calculated as 40% of the 10-year final average annual compensation (salary and bonus) minus 50% of the primary social security benefit, all multiplied by a fraction, the numerator of which is the number of years of credited service up to 30 years, and the denominator of which is 30. Participants in the Plan may elect among several payment alternatives. As of April 30, 2005, the Company “froze” the benefits under the Plan. As a result, no further benefits will be earned under the Plan after that date and no additional participants will be added to the Plan. To the extent ERISA rules restricted the amount otherwise payable under the Plan, the benefit amount in excess of the restrictions will be paid by the Company under the provisions of the Company’s non-qualified Pension Equalization Plan.

The Company has a 401(k) Incentive Savings Plan (the “401(k) Plan”) which covers substantially all salaried and hourly employees, including all of the executive officers. The plan provides benefits to all employees who have attained age 21, completed three months of service, and who elect to participate. Under terms of the plan, the Company makes matching contributions equal to 100% of the employee’s qualifying contribution up to 3% of the employee’s compensation, and makes matching contributions equal to 50% of the employee’s contributions between 3% and 5% of the employee’s compensation, resulting in a maximum employer contribution equal to 4% of the employee’s compensation. Additionally, the Company makes a non-matching contribution for participants employed by the Company on December 31 of each year equal to 1% of the participant’s qualifying compensation for that calendar year.

The Company also has a non-qualified 401 Plus Executive Deferred Compensation Plan (the “401 Plus Plan”), which supplements the 401(k) Plan. The 401 Plus Plan was adopted to provide highly compensated employees an alternative retirement plan because income tax laws restrict the amount of contributions executives may otherwise have contributed to the 401(k) Plan. The 401 Plus Plan operates similarly to the 401(k) Plan, in that the Company makes matching credits to the participant’s account in an amount equal to 50% of the compensation deferred by the participant up to 3% of the participant’s compensation. Amounts deferred under the plan will be distributed to the participant after the participant’s termination of employment with the Company in cash in a lump sum or installments at a time previously elected by the participant. All of the named executive officers participated in the 401(k) Plan and the 401 Plus Plan in fiscal year 2010.

Each of the Company’s executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various other group compensation and benefit plans on the same basis as other employees. Benefits under these plans are not directly, or indirectly, tied to employee or Company performance.

Chief Executive Officer Compensation

The Compensation Committee considers the Chief Executive Officer’s leadership an important factor in the future success of the Company. The compensation of the CEO has traditionally included base salary, annual incentive compensation, long-term incentive compensation, and benefits under various group plans. In establishing Mr. Shumaker’s base salary for each fiscal year, the Compensation Committee considers operating results for the prior year and the outlook for the current year, continued development of the management team, operational improvements, compensation of chief executive officers of other companies with comparable sales, a review of his base salary in relation to the range for his position proposed by the human resources department, and the price of the Company’s common stock. The CEO’s annual incentive compensation and long-term incentive compensation are determined pursuant to the Company’s incentive plans for executive officers. Mr. Shumaker did not earn a cash bonus in fiscal year 2010 under the annual incentive bonus plan since the minimum targeted earnings threshold was not achieved. In August 2009, Mr. Shumaker was granted stock options on 10,000 shares of the Company’s common stock with an exercise price at the fair market value of the common stock on that date.

COMPENSATION TABLES

Summary Compensation Table for Fiscal Year 2010

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards	Option Awards ($) (1)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
William A. Shumaker	2010	363,475	—	—	44,200	43,278	29,078	480,031
President and Chief Executive Officer	2009	348,958	96,731	—	38,700	1,576	35,655	521,620

D. Michael Parker	2010	222,232	—	—	26,520	34,534	17,778	301,064
Senior Vice President, Finance Chief Financial Officer, Treasurer and Secretary	2009	213,604	48,760	—	20,640	4,365	20,989	308,358

Sudhir K. (Steve) Vadehra (4)	2010	171,016	—	—	—	13,669	62,113	246,798
Vice President, International Operations	2009	165,784	33,870	—	—	2,119	57,128	258,901

(1)	See Note 5 to the Consolidated Financial Statements included in the Company’s 2010 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of stock options.

(2)	The amount listed for each named executive officer consists of the current year change in the present value of benefits earned under the Pension Plan. Mr. Shumaker’s amount also includes an increase of $6,926 during the year in the present value of his benefits earned under the Pension Equalization Plan. For fiscal year 2010, the change in the present value of benefits earned was predominantly the result of a decrease in the discount rate from 7.03% to 6.0%. No benefits were earned under the Pension Plan or Pension Equalization Plan during the year. See “Executive Officer Compensation – Other Compensation Plans” for additional information regarding the Pension Plan and the Pension Equalization Plan.

(3)	The amount listed for Messrs. Shumaker and Parker consists of the matching contributions made or accrued by the Company on behalf of that executive officer to the Company’s 401(k) Incentive Savings Plan and 401 Plus Executive Deferred Compensation Plan. Mr. Vadehra’s amount includes $34,558 and $28,199 paid to Mr. Vadehra in fiscal years 2010 and 2009, respectively, to offset the devaluation of the United States dollar against the Singapore dollar from a predetermined base; $16,446 and $18,228, respectively, for matching contributions made or accrued by the Company on behalf of Mr. Vadehra to the Company’s 401(k) Incentive Savings Plan and 401 Plus Executive Deferred Compensation Plan; and $11,109 and $10,701, respectively, for automobile allowance.

(4)	Mr. Vadehra’s salary and benefits are paid by the Company and reimbursed by Kewaunee Labway Asia Pte. Ltd., a dealer for the Company’s products in Singapore which is 51% owned by the Company.

Grants of Plan-Based Awards

The following table sets forth information with regard to stock options granted to each named executive during fiscal year 2010 under the Company’s stock option plans. No other equity incentive plan awards or non-equity incentive plan awards were granted during the year.

Name	Grant Date	Option Awards: Number of Shares Underlying Options	Exercise Price of Option Awards ($)	Grant Date Fair Value of Option Awards (1) ($)
William A. Shumaker	August 26, 2009	10,000	12.66	44,200
D. Michael Parker	August 26, 2009	6,000	12.66	26,520
Sudhir K. (Steve) Vadehra	—	—	—	—

(1)	See Note 5 to the Consolidated Financial Statements included in the Company’s 2010 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of stock options.

Outstanding Equity Awards at April 30, 2010

	Option Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
William A. Shumaker	10,000	—	9.55	8/25/11
	9,000	—	9.10	8/28/12
	5,050	5,050	14.90	8/28/17
	1,875	5,625	14.69	8/28/18
	—	10,000	12.66	8/22/19

D. Michael Parker	6,000	—	9.55	8/22/11
	3,000	3,000	14.90	8/22/17
	1,000	3,000	14.69	8/22/18
	—	6,000	12.66	8/22/19

Sudhir K. (Steve) Vadehra	—	—	—	—

Equity Compensation Plans

The following table summarizes information about the Company’s equity compensation plans as of April 30, 2010. All outstanding awards relate to the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by stockholders	158,925	$12.86	221,375
Equity compensation plans not approved by stockholders	—	—	—

Total	158,925	$12.86	221,375

(1)	Represents shares available for future issuance under the Company’s 2008 Key Employee Stock Option Plan. No options were available for grant under any of the other equity compensation plans of the Company.

Payments Upon Termination or Change in Control

This following table includes information regarding the estimated amount of payments and other benefits each named executive officer would receive if his employment with the Company was terminated on April 30, 2010.

Name and Benefits	For Cause or Voluntary termination other than for Good Reason ($)	Termination Without Cause and no Change in Control ($)	Termination without Cause after Change in Control ($)
William A. Shumaker
Base salary	—	365,820	731,640
Annual bonus	—	—	141,487
Pension Equalization Plan	—	—	41,626
401(k)/401 Plus Deferred Compensation Plans (1)	—	—	69,850
Life insurance benefit	—	—	60,375
Medical & disability insurance	—	7,986	15,972

Total		373,806	1,060,950

D. Michael Parker
Base salary	—	223,665	447,330
Annual bonus	—	—	62,569
Pension Equalization Plan	—	—	—
401(k)/401 Plus Deferred Compensation Plans (1)	—	—	40,792
Life insurance benefit	—	—	48,651
Medical & disability insurance	—	7,389	14,779

Total		231,054	614,120

Sudhir K. (Steve) Vadehra
Base salary	—	171,850	171,850
Medical & disability insurance	—	6,696	6,696

Total		178,546	178,546

(1)	Represents the additional Company matching contributions the executive officer would have earned under both the 401 Plus Deferred Compensation Plan and the 401(k) Incentive Savings Plan for the base salary and annual bonus amounts shown.

AGREEMENTS WITH CERTAIN EXECUTIVES

The Company entered into Change of Control Employment Agreements (the “Agreements”) with (i) Messrs. Shumaker; Parker; and Kurt P. Rindoks, Vice President of Engineering and Product Development, in fiscal year 2000, (ii) with Messrs. Keith D. Smith, Vice President of Manufacturing; Dana L. Dahlgren, Vice President of Sales and Marketing – Laboratory Products Group; and David M. Rausch, Vice President, Construction Services, in fiscal year 2005, (iii) Mr. K. Bain Black, Vice President, General Manager – Technical Furniture Group, in fiscal year 2008, and (iv) with Mrs. Elizabeth D. Phillips, Vice President of Human Resources, in fiscal year 2010. These agreements provide for the payment of compensation and benefits in the event of termination of their employment within three years following a Change of Control of the Company, as defined in the Agreements. Each executive officer whose employment is so terminated will receive compensation if the termination of his or her employment was by the Company or its successor without cause, or by the executive officer for good reason, as defined in the agreements. Upon such a termination of employment within one year following a Change of Control, the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to the executive officer’s annual compensation with respect to Messrs. Black, Rindoks, Smith, Dahlgren, and Rausch and Mrs. Phillips, and two (2) times the executive officer’s annual compensation with respect to Messrs. Shumaker and Parker. Upon a termination of employment occurring after the first anniversary, but within three years, of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Messrs. Black, Rindoks, Smith, Dahlgren, and Rausch and Mrs. Phillips will be entitled to a lump-sum payment equal to one-half (1/2) of their annual compensation and Messrs. Shumaker and Parker will be entitled to a lump-sum payment equal to their annual compensation. See “Compensation Tables – Payments upon Termination or Change in Control” for other entitlements for the named executive officers under terms of the Agreements.

In August 2004, the Company entered into an employment letter agreement with Mr. Black, which provides that if he is terminated without cause, the Company will be obligated to pay him separation pay equal to his current base salary for nine (9) months, reduced by any income earned by him during the payment period.

Kewaunee Labway Asia Pte. Ltd., a dealer for the Company’s products in Singapore, is a joint venture formed in June 1998 between the Company and an entity controlled by Mr. Vadehra. The Company owns 51% of Kewaunee Labway Asia and the entity controlled by Mr. Vadehra owns the remaining 49% interest. Mr. Vadehra was elected Vice President of International Operations of the Company in June 2004. He has also served as the Managing Director of Kewaunee Labway Asia since its formation in 1998.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information with respect to the “beneficial ownership” (as defined by the Securities and Exchange Commission) of shares of the Company’s common stock, as of July 6, 2010, by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated by footnote, the shares shown are held directly with sole voting and investment power.

Name	Shares beneficially owned (1)	Percent of class
Margaret B. Pyle (2)	55,409	2.2%
Wiley N. Caldwell	5,500	*
John C. Campbell, Jr. (3)	41,667	1.6%
Silas Keehn	5,000	*
Eli Manchester, Jr.	118,742	4.6%
Ross W. McCanless	4,800	*
Patrick L. McCrory	—	—
David S. Rhind	22,455	1.1%
James T. Rhind (4)	341,896	13.4%
William A. Shumaker (5)	63,807	2.5%
D. Michael Parker (6)	34,316	1.4%
Sudhir K. (Steve) Vadehra	—	—
Directors and executive officers as a group (17 persons)	729,461	28.5%

*	Percentage of class is less than 1%.

(1)	Includes shares which may be acquired within sixty (60) days from July 6, 2010 upon exercise of options by: Mr. Shumaker – 32,825; Mr. Parker – 14,000; and all officers and directors as a group – 82,075.

(2)	Includes 9,275 shares held by Ms. Pyle as custodian for the benefit of her three adult children and 3,000 shares held by her spouse, as to all of which shares she disclaims beneficial ownership.

(3)	Includes 21,083 shares held by Mr. Campbell’s wife, as to which shares he disclaims beneficial ownership.

(4)	Includes 228,079 shares held by Mr. James Rhind’s wife, Laura Campbell Rhind, 44,080 shares held by Mrs. Rhind as trustee and beneficiary of a trust under the will of Ruth Haney Campbell, as to which shares Mrs. Rhind shares voting and investment power, and 22,455 shares held by a trust of which Mr. James Rhind is sole trustee. Mr. Rhind disclaims beneficial ownership of all of such shares.

(5)	Includes 30,800 shares in which Mr. Shumaker shares voting and investment power.

(6)	Includes 20,316 shares in which Mr. Parker shares voting and investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to the “beneficial ownership” (as defined by the Securities and Exchange Commission) of shares of the Company’s common stock, as of July 6, 2010, by each person who is known by management of the Company to have been the “beneficial owner” of more than five percent of such stock as of such date. Except as otherwise indicated by footnote, the shares shown are held with sole voting and investment power.

Name	Shares beneficially owned		Percent of class
Donald Gardner	146,976	(1)	5.7%
Laura Campbell Rhind	341,896	(2)	13.4%
Dimensional Fund Advisors LP	185,511	(3)	7.2%

(1)	Includes 58,750 shares held by Gardner Family Preferred Equity LLC, of which Mr. Gardner is a director; 76,301 shares held by the Elizabeth B. Gardner Marital Trust, of which Mr. Gardner is a trustee; and 11,925 shares held by Mr. Gardner directly. Mr. Gardner’s address is 42 Logan Terrace, Golf, Illinois 60029.

(2)	Includes 44,080 shares held as trustee and beneficiary of a trust under the will of Ruth Haney Campbell, as to which shares Mrs. Rhind shares voting and investment power, and 69,737 shares held by Mr. James Rhind personally or as trustee. Mrs. Rhind’s address is 830 Normandy Lane, Glenview, Illinois 60025.

(3)	The shares owned by Dimensional Fund Advisors listed in the table are shown as being owned as of December 31, 2009 according to a Schedule 13G filed with the Securities and Exchange Commission in February 2010. Dimensional Fund Advisors’ address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and 10% stockholders to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it and inquiries of such persons, the Company believes that all such filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

PROXIES AND VOTING AT THE MEETING

The expense of solicitation of proxies is to be paid by the Company. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company’s common stock. This Proxy Statement and the 2010 Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/kequ. To obtain directions to attend the annual meeting, please contact the Secretary of the Company.

At the close of business on July 6, 2010, the record date for determination of stockholders entitled to vote at the annual meeting, there were 2,572,743 shares of common stock of the Company outstanding and entitled to vote.

Each share of common stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, by written notice to the Secretary, by delivery of a later-dated proxy or in person at the meeting.

The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The vote of a plurality of the shares represented at the meeting, in person or by proxy, is required to elect the three nominees for director. Approval of any other matter submitted to the stockholders for their consideration at the meeting requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention, direction to withhold authority, or broker non-vote with respect to a matter other than the election of directors, may have the same legal effect as a vote against the matter. With respect to the election of directors, an abstention, direction to withhold authority or broker non-vote will have no effect. An automated system administered by the Company’s transfer agent will be used to tabulate votes.

A stockholder entitled to vote for the election of directors can withhold authority to vote for any of the nominees.

PROPOSAL TO APPROVE THE 2010 STOCK OPTION PLAN FOR DIRECTORS

The Board of Directors adopted on June 1, 2010, subject to stockholder approval, and recommends that the stockholders approve, the 2010 Stock Option Plan for Directors (the “2010 Plan”).

The 2010 Plan, a copy of which accompanies this proxy statement as Appendix A, is designed to promote the interests and long-range prospects of the Company and its stockholders by attracting and retaining well-qualified directors who are not employees of the Company. No options have been granted under the 2010 Plan.

The 2010 Plan will be administered by the Board of Directors or, in its discretion, one or more members of the Board of Directors. Directors who are not salaried employees of the Company will be eligible for options under the 2010 Plan. On the effective date of the 2010 Plan, each eligible director of the Company will be granted an option to purchase 10,000 shares of the Company’s common stock. Each person who becomes an eligible director after the effective date of the 2010 Plan will be granted on the date of his or her election an option to purchase 10,000 shares of the Company’s common stock.

The 2010 Plan authorizes the Board of Directors, until August 25, 2020, to grant options to purchase a total of not more than 100,000 shares of the Company’s common stock to eligible directors of the Company. If an option expires or is terminated unexercised as to any shares, such released shares may again be subject to newly granted options.

The option price for shares granted under the 2010 Plan will be the fair market value of the Company’s common stock on the date of grant. Options may be exercised by giving written notice to the Company specifying the number of shares to be purchased, accompanied by full payment.

Options will be granted under the 2010 Plan for a term of five years and will be exercisable in four equal installments, one-fourth becoming exercisable on the next August 1 following the date of grant, and an additional one-fourth becoming exercisable on August 1 of each of the next three years. In the event that a “Change of Control” of the Company, as defined under the 2010 Plan, occurs two years or more after the date of grant, any options granted under the 2010 Plan will become fully exercisable on the date of such Change of Control.

The Board may amend or discontinue the 2010 Plan at any time, provided that it may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the regulations thereunder. No such amendment or discontinuance may adversely change or impair any option previously granted without the consent of the optionee.

In the event that the Company’s shares of common stock are changed by a stock dividend, stock split or combination of shares, or a merger, consolidation or reorganization with another company in which holders of the Company’s common stock receive other securities, or other relevant change in the capitalization of the Company, a proportionate or equitable adjustment will be made in the number or kind of shares subject to unexercised options or available for options and in the purchase price for shares.

Options are not transferable by the optionee otherwise than by will or the laws of descent and distribution. If a director to whom an option has been granted ceases to be a director for any reason other than death, such option may be exercised by him or her at any time within three months after such termination of Board membership to the extent it was exercisable at the time of the termination (but in no event after the expiration of such three-month period or five years from the date of grant). In the event a director dies while serving on the Company’s Board or within three months thereafter, the director’s option may be exercised by his or her estate or the person or persons who acquire the right to exercise such option by bequest or inheritance at any time within one year after the date of death to the extent the director was entitled to exercise the option at his or her death (but in no event after the expiration of such one year period or five years from the date of grant).

With respect to options granted under the 2010 Plan, the Company understands that under existing federal income tax law (i) no income will be recognized to the optionee at the time of grant, (ii) upon exercise of an option, the optionee will be required to treat as ordinary income the difference on the date of exercise between the option price and the fair market value of the stock purchased, and the Company will be entitled to a deduction equal to such amount, and (iii) assuming the shares received upon the exercise of such option constitute capital assets in the optionee’s hands, any gain or loss upon disposition of the shares (measured by reference to the fair market value of the shares on the date of exercise) will be treated as capital gain or loss which will be long-term if the shares have been held longer than one year. In the case of an optionee who is subject to Section 16(b) of the Securities and Exchange Act of 1934 and who exercises an option less than 6 months after its date of grant, the amount of income recognized for federal income tax purposes (and the amount of the Company’s deduction) will be determined by the fair market value of the stock purchased on the date which is six months after the date of exercise unless the optionee makes an election to use the stock’s fair market value on the exercise date.

If the 2010 Plan is approved, the number of options awarded on the effective date of the 2010 Plan will be as follows:

Name of Individual or Group	Number of Options
All directors who are not executive officers, as a group	80,000

The Board of Directors recommends approval of the 2010 Plan by stockholders. The affirmative vote of the holders of a majority of the shares of the Company’s common stock present or represented at the Annual Meeting of Stockholders is necessary to adopt the 2010 Plan. Unless otherwise instructed, signed proxies returned in a timely manner will be voted for the 2010 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE

2010 PLAN.

STOCKHOLDER PROPOSALS

The deadline for receipt of stockholder proposals for inclusion in the Company’s 2011 proxy material is March 25, 2011. Any stockholder proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. The stockholder proposal must include the stockholder’s name and address as it appears on the Company’s records and the number of shares of the Company’s common stock beneficially owned by such stockholder. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for presenting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act. All other proposals to be presented at the meeting must be delivered to the Secretary of the Company, in writing, by June 8, 2011.

FINANCIAL STATEMENTS

The Company has enclosed its Annual Report to Stockholders for the fiscal year ended April 30, 2010 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

OTHER MATTERS

Management of the Company knows of no other matters which are likely to be brought before the annual meeting. If any such matters are brought before the meeting, the persons named in the enclosed proxy will vote thereon according to their judgment.

By Order of the Board of Directors

D. MICHAEL PARKER

Secretary

July 23, 2010

APPENDIX A

KEWAUNEE SCIENTIFIC CORPORATION

2010 STOCK OPTION PLAN FOR DIRECTORS

1.	Purpose

The purpose of the 2010 Stock Option Plan for Directors is to help attract and retain well-qualified directors who are not employees of the Company, thus promoting the interests and long-range prospects of the Company and its stockholders.

2.	Administration

The Plan shall be administered by the Board of Directors of the Company, whose interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may, in its discretion, delegate to one or more members of the Board the authority to administer such matters under the Plan and options granted under the Plan as the Board of Directors may specify.

3.	Eligibility for Options

Directors who are not salaried employees of the Company will be eligible for options under the Plan.

4.	Granting of Options

Options shall be granted to eligible directors of the Company as follows:

(i)	Each eligible director of the Company shall be granted on the effective date of this Plan an option to purchase 10,000 shares of the Company’s common stock; and

(ii)	Each person who becomes an eligible director after the effective date of this Plan shall be granted on the date of his or her election an option to purchase 10,000 shares of the Company’s common stock.

The aggregate number of shares which shall be available for issuance under this Plan shall be 100,000 shares. Such number of shares, and the number of shares subject to options outstanding under the Plan, shall be subject in all cases to adjustment as provided later in this Plan. If an option expires or is terminated unexercised as to any shares, such released shares may again be subject to newly granted options.

No option shall be granted under the Plan subsequent to August 25, 2020.

5.	Price

The option price for shares granted under the plan shall be the fair market value of the shares subject to option on the date of the option is granted.

6.	Exercise of Options

Each option granted under the Plan shall become exercisable in four equal installments, one-fourth becoming exercisable on the next August 1 following the date of the grant, and an additional one-fourth becoming exercisable on August 1 of each of the next three years.

An optionee may exercise his or her option by giving written notice to the Company specifying the number of shares to be purchased, accompanied by full payment.

The Company may require an optionee to deliver at the time of exercise a written representation of present intention to purchase shares for investment and not for distribution.

7.	Duration and Termination of Options

Options granted under the Plan will expire five years from the date of grant. If a director to whom an option is granted ceases to be a director for any reason other than death, such option may be exercised by him or her at any time within three months after such termination of Board membership to the extent it was exercisable at the time of termination (but in no event after the expiration of such three-month period or five years from the date of grant). In the event of a director’s death while serving on the Company’s Board or within three months thereafter, that director’s option may be exercised by his or her estate or the person or persons who acquire the right to exercise such option by bequest or inheritance at any time within one year after the date of death to the extent the director was entitled to exercise the option at his or her death (but in no event after the expiration of such one year period or five years from the date of grant). In the event a Change of Control (as defined below) occurs two years or more after the date of grant, any options granted under the Plan shall become fully exercisable on the date of such Change of Control.

8.	Change of Control

The words “Change of Control” shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

(a)	The Company is merged, consolidated or reorganized into or with another corporation or other legal person, or there is an offer to holders of the common stock generally relating to the acquisition of their shares, and as a result of such merger, consolidation, reorganization or offer, less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation, reorganization or offer;

(b)	The Company sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate, directly or indirectly, by the persons who were stockholders of the Company immediately before such sale; or

(c)	During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s stockholders, of each new director of the Company, was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

9.	Other

Options are not transferable otherwise than by will or the laws of descent and distribution, and during the director’s life may be exercised only by the director.

The number and kind of shares subject to the Plan and to options granted under the Plan shall be subject to adjustment as follows: (a) in the event that the Company’s outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the options and authorized for issuance under the Plan shall be proportionately adjusted; (b) in the event of any merger, consolidation or other reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, for each share of common stock then subject to the Plan, whether or not at the time subject to outstanding options, the number and kind of shares of stock or other securities or cash or other property to which the holders of common stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Board of Directors shall provide for an equitable adjustment in the number of shares of common stock then subject to the option. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

Options granted under the Plan shall be evidenced by a certificate, signed by the President or a Vice President of the Company.

This Plan may be amended or discontinued by the Board of Directors at any time, provided that it may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the regulations thereunder. No such action shall change or impair any option previously granted without the optionee’s consent.

10.	Effective Date

The Plan has been adopted by the Board of Directors on June 1, 2010 for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of the holders of a majority of the voting stock of the Company voting in person or by proxy at the stockholders’ meeting on August 25, 2010, it shall be deemed to have become effective on the date of such approval by the Company’s stockholders.

APPENDIX B

CHARTER

OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

KEWAUNEE SCIENTIFIC CORPORATION (the “Company”)

as amended June 22, 2004

I.	Organization

The Audit Committee of the Board of Directors shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, and shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq Stock Market. No member shall have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each Audit Committee member shall be financially literate, and at least one member shall be a “financial expert” as defined by the SEC.

II.	Statement of Policy

The primary function of the Audit Committee is oversight. The Audit Committee shall provide assistance to the Board of Directors in fulfilling the Board’s responsibility to the Company’s shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, the quality and integrity of financial reports regarding the Company, and compliance with the Company’s Code of Ethics. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the senior management of the Company.

III.	Meetings

The Audit Committee shall meet quarterly to review the financial results for the quarter before such results are released to the public and filed with the SEC, or more frequently as circumstances dictate. As part of its oversight function, the Audit Committee also shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

IV.	Responsibilities and Duties

The Audit Committee’s responsibilities include overseeing the accounting and financial reporting processes and financial statement audits. The Audit Committee believes its policies and procedures should remain flexible, to best react to changing conditions and to reasonably ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities and duties, the Audit Committee shall:

A.	Audit Committee Charter/Report

1.	Review and reassess the Audit Committee Charter as conditions dictate, but no less frequently than annually, and request the Board to revise the Charter, as necessary.

B.	Independent Auditor

1.	Have sole authority to appoint, discharge and replace the independent auditor.

2.	Review the performance of the independent auditor at least annually.

3.	Establish a clear understanding with management and the independent auditor that the independent auditor is directly accountable to the Audit Committee.

4.	Preapprove all audit and permissible non-auditing services to be provided by the independent auditor for the Company and its subsidiaries and the fees (or the range of projected fees) and other compensation for such services (subject to a de minimis exception under the law), review the independent auditor’s proposed audit scope, and disclose to investors in periodic reports filed with the SEC all reportable fees and other compensation paid to the independent auditor.

5.	Review the independent auditor’s report on all relationships between the independent auditor and the Company to assess the auditor’s independence and consider whether there should be a regular rotation of the independent auditor to assure continuing auditor independence.

6.	Discuss with management and the independent auditor the Company’s annual and quarterly financial statements and any reports, earnings press releases or other financial information submitted to a governmental body or the public.

7.	Review the independent auditor’s reports describing (i) the Company’s critical accounting policies and practices to be used in the audit, (ii) the details of all alternative treatments of financial information within generally accepted accounting principles discussed with management, and (iii) all material written communications between the independent auditor and management.

8.	Review annually a report by the independent auditor describing that firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities and any steps taken to deal with any issues.

9.	Consult and discuss with the independent auditor regarding internal controls, the fullness and accuracy of the Company’s financial statements and the matters required to be discussed by Statement of Auditing Standards No. 61.

10.	Require that the independent auditor inform the Audit Committee of any fraud or illegal acts which it believes exist, or deficiencies in internal controls.

11.	Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12.	Review and resolve any significant disagreements between management and the independent auditor in connection with the preparation of the financial statements.

C.	Ethical and Legal Compliance

1.	Review with the Company’s counsel, legal compliance matters including corporate securities trading policies.

2.	Review with the Company’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

3.	Review and approve all related-party transactions.

4.	Review and assess periodically, and at least annually, the adequacy of the Code of Ethics approved by the Board, and recommend any modifications to the Code of Ethics to the Board for approval.

5.	Direct members of the Company’s senior management to report any violations of, or non-compliance with, the Code of Ethics to the Committee.

6.	If the need for independent counsel and other advisors is determined to be desirable in the performance of the Committee’s responsibilities, the Committee shall engage and determine funding for such counsel and advisors.

7.	Establish procedures for the receipt and treatment of complaints regarding accounting, internal accounting controls or audit matters and for confidential submissions by associates of concerns regarding questionable accounting or auditing matters.

While the Audit Committee has the responsibilities and duties set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

###

KEWAUNEE SCIENTIFIC CORPORATION

    WO#

    77538

▼  FOLD AND DETACH HERE  ▼

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named in Item 1 below and FOR approval of the 2010 Stock Option Plan for Directors. Please mark your vote inside one box below.

Please mark your votes as indicated in this example	☒

		FOR the nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominee(s) listed	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

1.	Election of Class III Directors	☐	☐	☐	2.	Approval for proposed 2010 Stock Option Plan for Directors	☐	☐	☐
	Nominees: 01 Ross W. McCanless 02 Patrick L. McCrory 03 Margaret B. Pyle				3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions				You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

Mark Here for Address Change	☐
or Comments SEE REVERSE

IMPORTANT:	Please sign exactly as your name or names appear hereon. If signing as an attorney, executor, administrator, trustee, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate your capacity or full title. If stock is held jointly, each joint owner should sign.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/kequ

FOLD AND DETACH HERE

PROXY

KEWAUNEE SCIENTIFIC CORPORATION

2700 WEST FRONT STREET

STATESVILLE, NORTH CAROLINA 28677-2927

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wiley N. Caldwell, Silas Keehn and David S. Rhind as Proxies, each with power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Kewaunee Scientific Corporation held of record by the undersigned on July 6, 2010, at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Daylight Time, on August 25, 2010 and at any adjournment thereof.

Your vote for three directors may be indicated on the reverse side. Ross W. McCanless, Patrick L. McCrory, and Margaret B. Pyle have been nominated for election as Class III Directors. Your vote for approval of the proposed 2010 Stock Option Plan for Directors may also be indicated on the reverse side.

Address Change/Comments	BNY MELLON SHAREOWNER SERVICES
(Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)
WO# 77538